Exhibit 10.48

FIRST AMENDMENT TO ACQUISITION AND EXPLORATION AGREEMENT
This First Amendment to Acquisition and Exploration Agreement (this “First Amendment”), entered into as of the 20th day of November, 2012 (the “First Amendment Date”), is by and between Quicksilver Resources Inc. (“Quicksilver”), a Delaware corporation, whose address is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102, and SWEPI LP (“SWEPI”), a Delaware limited partnership, whose address is 200 North Dairy Ashford, Houston, Texas 77079. Quicksilver and SWEPI may be referred to individually as a “Party,” and collectively as the “Parties.”
RECITALS

A.	The Parties have previously executed that certain Acquisition and Exploration Agreement (the “Original Agreement”), dated the 20th day of September, 2012.

B.	The Parties now desire to make certain modifications and amendments to the Original Agreement as more specifically set forth in this First Amendment.
NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1 - AMENDMENT OF CERTAIN EXHIBITS

1.1
Quicksilver Wells Exhibit. Exhibit B to the Original Agreement (Schedule of Quicksilver Wells) is hereby deleted in its entirety and is fully amended and replaced by Exhibit B attached to this First Amendment.

1.2	Interim Wells Exhibit. Exhibit O to the Original Agreement (Interim Wells) is hereby deleted in its entirety and is fully amended and replaced by Exhibit O attached to this First Amendment.

ARTICLE 2 - BONUS PAYMENT

Article 2.2 of the Original Agreement is hereby amended by deleting the phrase “Article 3.6.a.”, found in the seventh and eighth lines of Article 2.2, and replacing it with the phrase “Articles 3.6.a. and 3.6.b.”.

ARTICLE 3 - DISCLOSURE OF AFES FOR INTERIM WELLS

Article 2.9 of the Original Agreement is hereby deleted in its entirety and is fully amended and replaced by the following language:

First Amendment to Acquisition and Exploration Agreement

2.9    Interim Wells. At least ten (10) days prior to Closing, each Party will provide an AFE for each of the Interim Wells it operates to the other Party. With respect to each Interim Well that is located on a Lease or Oil and Gas Interest that is not excluded from this Agreement pursuant to the terms of this Agreement, at Closing each Party agrees to (a) reimburse the other Party who operates such Interim Well for such non-operating Party’s Proportionate Share of all costs such operating Party incurred as of November 30, 2012 with respect to such Interim Well that would be chargeable to the Joint Account pursuant to the Operating Agreement as if the Operating Agreement was in effect for such Interim Well, which costs shall be substantiated in an invoice delivered by such operating Party to such non-operating Party on or before December 10, 2012 and (b) participate in the drilling and completion of such Interim Well from and after Closing, (including the payment of costs for such Interim Well that are incurred from and after December 1, 2012), pursuant to the terms and conditions of the applicable operating agreement or Federal/State Unit Operating Agreement.

ARTICLE 4 - DEFECT NOTIFICATION

Notwithstanding the sixty (60) day period described in Article 3.2 of the Original Agreement, if SWEPI determines that any of the Leases covering lands located in the Sombrero Unit Area (COC-72192X), as described in that certain Unit Agreement for the Development and Operation of the Sombrero Unit Area – Moffat County, Colorado – dated June 1, 2007, are subject to any Title Defect(s) or Lease Defect(s) (all such defects are described together in this First Amendment as the “Sombrero Unit Defects”), SWEPI shall deliver to Quicksilver written notice(s) (whether one or more, the “Sombrero Unit Notice”) of the Sombrero Unit Defects on or before eighty-one (81) days after the Effective Date, along with written documentation in reasonable detail describing the Sombrero Unit Defects. Any Sombrero Unit Defects that are not contained in the Sombrero Unit Notice as of the expiration of such eighty-one (81) day period shall be deemed waived as to the affected Quicksilver Interest(s), Quicksilver Lease(s) and Quicksilver Well(s). Waiver and cure of the Sombrero Unit Defects shall otherwise be governed by the provisions of the Original Agreement.

ARTICLE 5 - TITLE DEFECTS

5.1	Title Defects. Articles 3.3.b. and 3.3.c. of the Original Agreement are hereby deleted in their entirety and are fully amended and replaced by the following:

b.
entitles Quicksilver to receive not less than seventy-five percent (75%) of the production attributable to Quicksilver’s working interest in each Quicksilver Interest, Quicksilver Lease and Quicksilver Well.

c.	entitles SWEPI to receive not less than seventy-five percent (75%) of the production attributable to SWEPI’s working interest in each SWEPI Interest and SWEPI Lease.

5.2	Mortgages. Subclause (ii) of Article 3.3.e. of the Original Agreement is hereby deleted in its entirety and is fully amended and replaced by the following:

First Amendment to Acquisition and Exploration Agreement

(ii) any and all mortgages, deeds of trust, financing statements or security agreements (“Mortgage Documents”) covering a lessor’s fee estate in and to the lands subject to a Lease to the extent the Mortgage Documents (A) were placed of record after the recording of the applicable Lease or (B) are not subordinate to the Lease and for which no complaint of foreclosure has been asserted or filed or any similar action has been taken by or on behalf of the mortgagee, beneficiary or secured party under such Mortgage Documents,

ARTICLE 6 - DEFECT ADJUSTMENTS

Article 3.6.a. of the Original Agreement is hereby deleted in its entirety and is fully amended and replaced by the following:

a.
If any Title Defect or Environmental Defect is not cured or removed to the reasonable satisfaction of the obtaining Party on or before ninety (90) days after the Effective Date, and the obtaining Party does not waive such Title Defect or Environmental Defect, then the obtaining Party shall be entitled to the following adjustments (each, a “Defect Adjustment”):

(i)
with respect to any such Title Defect (other than those arising out of a Party’s failure to own Marketable Title in a Lease or Oil and Gas Interest on account of the matters described in Article 3.3.a.) and Environmental Defect,

(A)
the Oil and Gas Interest(s) and Lease(s) affected by such Title Defect or Environmental Defect shall be excluded from this Agreement, Exhibit A-1 or A-2, as the case may be, and the Assignment of Interest or Oil and Gas Lease to be delivered to the obtaining Party at Closing, and the aggregate number of net mineral acres covered by such Oil and Gas Interest(s) and Lease(s) shall not be taken into consideration for purposes of calculating the Bonus Payment to be paid at Closing, and/or

(B)
the Quicksilver Well(s) affected by such Title Defect or Environmental Defect and the number of net mineral acres covered by an Oil and Gas Interest or a Lease and included within the state prescribed pro-ration unit associated with any such Quicksilver Well(s) shall be (1) excluded from this Agreement, Exhibit A-1 and Exhibit B and the Assignment of Interest or Oil and Gas Lease and assignment and bill of sale to be delivered by Quicksilver to SWEPI at Closing pursuant to Article 2.4 and (2) disregarded for purposes of calculating the amount of the Bonus Payment to be paid at Closing, and

First Amendment to Acquisition and Exploration Agreement

(ii)
with respect to any such Title Defect arising under Article 3.3.a. whereby a Party is entitled to a number of net mineral acres located within the SWAN Project Area for a Lease or Oil and Gas Interest which is less than the number of net mineral acres set forth in Exhibit A-1 or A-2, as applicable, located within the SWAN Project Area for such Lease or Oil and Gas Interest, (A) the obtaining Party shall accept such Lease or Oil and Gas Interest (together with any Quicksilver Well located on the lands covered by such Lease or Oil and Gas Interest) affected by such Title Defect and (B) the number of net mineral acres described on Exhibit A-1 or A-2, as the case may be, for such Lease or Oil and Gas Interest shall be adjusted and amended to reflect the actual number of net mineral acres owned by the non-obtaining Party in and to such Lease or Oil and Gas Interest in the SWAN Project Area; provided, however, that if a Party is not entitled to any net mineral acres located within the SWAN Project Area for a Lease or Oil and Gas Interest, such Lease or Oil and Gas Interest (together with any Quicksilver Well located on the lands covered by such Lease or Oil and Gas Interest) affected by such Title Defect shall be excluded from this Agreement and Exhibit A-1 or A-2, as the case may be. In all cases where a Defect Adjustment occurs pursuant to this Article 3.6.a.(ii), the actual number of net mineral acres owned by the non-obtaining Party in and to a Lease or Oil and Gas Interest and located within the SWAN Project Area shall be used for the purpose of calculating the Bonus Payment to be paid at Closing. The Parties specifically agree that this Agreement only includes the net mineral acres in a Lease and Oil and Gas Interests in the SWAN Project Area as outlined in Exhibit C.

Notwithstanding the foregoing, there shall be no Defect Adjustment on account of an Environmental Defect to the extent the estimated cost and expense to take such actions as are reasonable and necessary under environmental law to remediate or cure such condition does not exceed $3,176,555.

ARTICLE 7 - DESIGNATION OF OPERATORSHIP FOR CERTAIN LANDS

Notwithstanding anything in Article 5.2 of the Original Agreement to the contrary, Quicksilver shall be designated as the operator for all operations in the tracts described in subclauses (c), (d), and (e) of Article 5.2 of the Original Agreement.

First Amendment to Acquisition and Exploration Agreement

ARTICLE 8 - CONFIDENTIALITY

8.1	Disclosure of Financial Parameters. The third sentence of Article 14.6 of the Original Agreement is hereby deleted in its entirety and is fully amended and replaced by the following:

Neither Party shall disclose the financial parameters of this Agreement in such press release or announcement, except to the extent required by government regulation or law.

8.2
Disclosure to Lenders. SWEPI hereby acknowledges that Quicksilver may from time to time disclose Confidential Information to Quicksilver’s lenders for the purpose of discussing Quicksilver’s potential use and disposition of the Bonus Payment.

ARTICLE 9 - MISCELLANEOUS

9.1
Definition of Certain Terms. Unless the context requires otherwise, capitalized terms used but not otherwise defined in this First Amendment shall have the meanings given them in the Original Agreement.

9.2
Reaffirmation of Agreement. As amended by this First Amendment, each Party hereby reaffirms (a) its obligations under the Original Agreement and (b) the rights of the other Party under the Original Agreement.

9.3
Counterpart Signatures. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and when taken together shall constitute one and the same instrument. Copies (whether by facsimile, e-mail or otherwise) of signatures to this First Amendment shall be deemed to be originals and may be relied on to the same extent as the originals.

[SIGNATURE PAGE FOLLOWS]

First Amendment to Acquisition and Exploration Agreement

IN WITNESS WHEREOF, this First Amendment is executed as of the First Amendment Date to be effective as of the Effective Date.

Quicksilver Resources Inc.	SWEPI LP
By: /s/ Clay Blum Printed Name: Clay Blum Title: VP U.S. Land	By: /s/ Jeff Turnbull Printed Name: Jeff Turnbull Title: Attorney in fact

First Amendment to Acquisition and Exploration Agreement

Exhibit "B"

Schedule of Quicksilver Wells

Exhibit "O"

Interim Wells